Exhibit 15.1
ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
May 28, 2008
Shareholders and Board of Directors
Entertainment Distribution Company, Inc.
We are aware of the incorporation by reference in the Registration Statement (Form S-4 filed on June 4, 2008) of EDCI Holdings, Inc. for the registration of 6,869,436 shares of its common stock of our report dated May 5, 2008 relating to the unaudited condensed consolidated interim financial statements of Entertainment Distribution Company, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2008.
/s/ Ernst & Young LLP
May 28, 2008
Indianapolis, Indiana